Exhibit 99.1

News Release

Investor contact:	Nicole McIntosh	Media contact:	Roger Hoadley
	Director of Investor Relations		Director of Communications
	913-236-1880		913-236-1993

Waddell & Reed Announces Appointments With Eye Toward Future

Overland Park, KS, Jan. 12, 2010 — Waddell & Reed Financial, Inc. (NYSE: WDR) today announced a number of appointments in support of the company’s succession planning efforts.

Henry J. Herrmann, 67, currently CEO, was named to the additional position of chairman of the board. Herrmann, who has been CEO since 2005, has been with Waddell & Reed since 1971.

Alan W. Kosloff, 68, who has been chairman of the board since 2005, was named lead independent director. Kosloff joined the Waddell & Reed Financial, Inc. board of directors in 2003.

Michael L. Avery, 56, chief investment officer, assumed the additional title of president. Thomas W. Butch, 53, chief marketing officer, assumed the additional title of executive vice president. Both Avery and Butch were previously senior vice presidents of Waddell & Reed Financial, Inc. Both, in addition, hold senior positions at Waddell & Reed’s major subsidiaries — Avery as executive vice president and chief investment officer of Waddell & Reed Investment Management Company and Ivy Investment Management Company; and Butch as chairman and president of Waddell & Reed, Inc., and president and chief executive officer of Ivy Funds Distributor, Inc.

“With these changes, the board has paved the way for an orderly transition of executive management duties in the future,” Kosloff said. “Hank Herrmann has been and remains an exceptional CEO, and has been a leader at the company in many capacities across four decades. To Hank’s credit, he also has built a strong team of executives whom the board believes will carry the company successfully forward in the future. Mike Avery, Tom Butch and their senior management colleagues are highly capable and are wholly committed to the company’s success.”

Herrmann said, “Alan Kosloff has been a committed, supportive and highly successful board chairman, as well as a valued advisor to me. As chairman, he presided over the greatest period of growth in the company’s history. His continuing involvement as lead director provides invaluable experience and continuity as the firm moves forward.”

Herrmann said that Avery and Butch would maintain all of their current responsibilities and indicated that other responsibilities would evolve over time.

About Waddell & Reed Financial, Inc.

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Biographies

Alan W. Kosloff has been a director of Waddell & Reed Financial, Inc., since January 2003 and Chairman of the Board since May 2005. He has served as Chairman of Kosloff & Partners, LLC, a consulting and investment firm in Kansas City, Mo., since 1996. Previously, he served as chairman of Jones & Mitchell, an imprinted and licensed sportswear company, from 1997 to 2005, and as chairman, CEO and president of American Marketing Industries, an apparel manufacturing, distribution and marketing firm, from 1976 to 1995. Kosloff serves on a number of community and cultural boards and foundations. He completed the Certificate Executive Program at the J.L. Kellogg Graduate School of Management, Northwestern University, and has a bachelor’s degree from the State University of New York.

Henry J.  Herrmann is Chief Executive Officer of Waddell & Reed Financial, Inc. He also serves as Chief Executive Officer and Chairman of the Investment Policy Committee of Waddell & Reed Investment Management Company and Ivy Investment Management Company. In his role as Chairman of the Investment Policy Committee, Herrmann works with the CIO and Investment Management Division regarding the investment activities of the company.

Joining the firm as a senior investment analyst covering the technology industries, Herrmann began his career with Waddell & Reed in 1971. From 1976 to 1987, he was portfolio manager of the Waddell & Reed Advisors Vanguard Fund. He also managed the Waddell & Reed Advisors New Concepts Fund from its inception in June 1983 to February 1989. He was named President and Chief Investment Officer of Waddell & Reed Investment Management Company in 1987, and Ivy Investment Management Company at its formation in 2003. For the holding company, Waddell & Reed Financial, Inc., he was named CEO in 2005, and named president in 1998 prior to the company’s initial public offering.

Herrmann received his BS in finance from New York University in 1966. Prior to joining Waddell & Reed, he was an investment analyst specializing in high technology stocks for a major New York City bank and two Wall Street brokerage firms. Herrmann is a Chartered Financial Analyst. He is a member of the CFA Institute, a member and past president of the Kansas City Society of Financial Analysts, and a member of the board of directors of BlueCross BlueShield of Kansas City.

Michael L. Avery is President and Chief Investment Officer of Waddell & Reed Financial, Inc., and Executive Vice President and Chief Investment Officer of Waddell & Reed Investment Management Company and Ivy Investment Management Company.

Avery joined Waddell & Reed in 1981 as an investment analyst following the health care industry. In 1986, he was appointed Vice President of Investor Relations of Torchmark Corporation in Birmingham, Alabama. He rejoined Waddell & Reed in August 1987 as Director of Investment Research. In 1994, he assumed portfolio manager responsibilities. In 1997, he was appointed co-portfolio manager of the Waddell & Reed Advisors Asset Strategy Fund, Ivy Funds VIP Asset Strategy (formerly W&R Target Funds Asset Strategy Portfolio), and Ivy Asset Strategy Fund. Avery was named CIO of Waddell & Reed and Ivy Investment Management Company in 2005.

Avery graduated in 1978 from the University of Missouri/St. Louis with a BS in business administration. He earned an MBA with an emphasis in finance from Saint Louis University in 1981. From 1978 to 1981 he was an equity analyst for Mercantile Trust Company in St. Louis, Missouri. In 2009, Avery was named a Rising Star in InvestmentNews magazine’s Adviser’s Choice Awards.

Thomas W. Butch is Executive Vice President and Chief Marketing Officer of Waddell & Reed Financial, Inc.; Chairman and President of Waddell & Reed, Inc.; and President and Chief Executive Officer of Ivy Funds Distributor, Inc. In these roles, he is responsible for managing Waddell & Reed’s broker/dealer subsidiaries, including sales of Waddell & Reed Advisors Funds, Ivy Funds and Ivy Funds Variable Insurance Portfolios (formerly W&R Target Funds), both through Waddell & Reed financial advisors and unaffiliated broker/dealers. He also is responsible for corporate and retail marketing and for developing and managing strategic relationships.

Butch joined Waddell & Reed in November 1999 from Stein Roe & Farnham, Chicago. During his five years at Stein Roe & Farnham, he served as president of the mutual fund division, and, previously, senior vice president and director of marketing. Prior to that, he was a first vice president at Mellon Financial Corporation in Pittsburgh, where he had a 13-year career.

A native of Pittsburgh, Butch is a 1978 graduate of The Pennsylvania State University. He is a member of the board of directors of the National World War I Museum, and member of the executive committee and board of directors of the Kansas City Sports Commission and the recipient of “Sales Success of the Year” award for 2008 at the annual Mutual Funds Awards sponsored by the “Institutional Investor” family of publications. In 2009, he was named by MFWire.com as the 15th most influential person in mutual fund distribution.  He has spoken nationally and internationally on industry-related topics.